Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of common stock, par value $0.01 per share, of The Middleby Corporation and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 16th day of May, 2025.

GI SPV I L.P.

By:	/s/ Edward P. Garden
	Name:	Edward P. Garden
	Title:	Authorized Person

GI SPV I GP LLC

By:	/s/ Edward P. Garden
	Name:	Edward P. Garden
	Title:	Authorized Person

GARDEN INVESTMENT MANAGEMENT, L.P.

By:	/s/ Edward P. Garden
	Name:	Edward P. Garden
	Title:	Authorized Person

GARDEN INVESTMENT MANAGEMENT GP, LLC

By:	/s/ Edward P. Garden
	Name:	Edward P. Garden
	Title:	Authorized Person

/s/ Edward P. Garden
Edward P. Garden